Exhibit 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of Bay Resources Ltd (the “Company”) for the three months ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “report”), the undersigned, Peter Lee, Chief Financial Officer of the Company, certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

a) The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

b) The information contained in the report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 20, 2003

/s/ Peter Lee
Name: Peter Lee
Title: Director, Secretary and
Chief Financial Officer
(Principal Financial Officer)